Exhibit 23(a)



The Board of Directors
Norfolk Southern Corporation:

We consent to incorporation by reference in the registration statement for the Thoroughbred Retirement Investment Plan of Norfolk Southern Corporation and Participating Subsidiary Companies on Form S-8 of Norfolk Southern Corporation and subsidiaries of our report dated January 26, 1999, relating to the consolidated balance sheets of Norfolk Southern Corporation and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1998, and the related consolidated financial statement schedule, which report appears in the December 31, 1998 annual report on Form 10-K of Norfolk Southern Corporation and subsidiaries.



                                   /s/ KPMG LLP


Norfolk, Virginia
May 19, 1999


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                                                    Exhibit 23(b)


               CONSENT OF PRICEWATERHOUSECOOPERS LLP,
                       INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Norfolk Southern Corporation of our report dated January 19, 1999 relating to the consolidated financial statements of Conrail Inc. for the year ended December 31, 1998, which appears in the Annual Report on Form 10-K of Norfolk Southern Corporation for the year ended December 31, 1998.



/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
Philadelphia, PA
May 20, 1999